                                                                   Exhibit 10.27



                                                                  EXECUTION COPY





                          RECEIVABLES SALE AGREEMENT



                          Dated as of April 14, 1994





                                by and between




                           CARLISLE PLASTICS, INC.





                                     and




                    CARLISLE PLASTICS FUNDING CORPORATION

                               TABLE OF CONTENTS

                                                                         Page

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01.    Definitions and Conventions . . . . . . . . . .  1
         SECTION 1.02.    Other Terms and Interpretation  . . . . . . . . 10
         SECTION 1.03.    Rounding  . . . . . . . . . . . . . . . . . . . 11


                                  ARTICLE II

                           TRANSFERS OF RECEIVABLES

         SECTION 2.01.    Agreement to Transfer . . . . . . . . . . . . . 11
         SECTION 2.02.    Grant of Security Interest  . . . . . . . . . . 12

                                  ARTICLE III

                              RFC LOANS TO PARENT

         SECTION 3.01.    RFC Loans . . . . . . . . . . . . . . . . . . . 12
         SECTION 3.02.    Notices Relating to Loans . . . . . . . . . . . 13
         SECTION 3.03.    Disbursement of Loan Proceeds . . . . . . . . . 13
         SECTION 3.04.    Parent Note . . . . . . . . . . . . . . . . . . 13
         SECTION 3.05.    Principal Repayments. . . . . . . . . . . . . . 13
         SECTION 3.06.    Interest. . . . . . . . . . . . . . . . . . . . 13
         SECTION 3.07.    Time and Method of Payments . . . . . . . . . . 14

                                  ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 4.01.    Representations and Warranties of the
                          Parent  . . . . . . . . . . . . . . . . . . . . 14
         SECTION 4.02.    Covenants of the Parent . . . . . . . . . . . . 23
         SECTION 4.03.    Negative Covenants of the Parent  . . . . . . . 26
         SECTION 4.04.    Breach of Representations, Warranties or
                          Covenants . . . . . . . . . . . . . . . . . . . 26

                                   ARTICLE V

                                INDEMNIFICATION

         SECTION 5.01.    Indemnification . . . . . . . . . . . . . . . . 27
         SECTION 5.02.    Assignment of Indemnities . . . . . . . . . . . 28

                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.01.    Notices, Etc. . . . . . . . . . . . . . . . . . 28
         SECTION 6.02.    No Waiver; Remedies . . . . . . . . . . . . . . 28
         SECTION 6.03.    Binding Effect; Assignability . . . . . . . . . 28
         SECTION 6.04.    No Proceedings  . . . . . . . . . . . . . . . . 29
         SECTION 6.05.    Amendments; Consents and Waivers  . . . . . . . 29
         SECTION 6.06.    GOVERNING LAW; CONSENT TO JURISDICTION;
                          WAIVER OF JURY TRIAL  . . . . . . . . . . . . . 29
         SECTION 6.07.    Execution in Counterparts; Severability . . . . 30
         SECTION 6.08.    Descriptive Headings  . . . . . . . . . . . . . 30
         SECTION 6.09.    No Setoff . . . . . . . . . . . . . . . . . . . 30
         SECTION 6.10.    Further Assurances  . . . . . . . . . . . . . . 30
         SECTION 6.11.    Confidentiality . . . . . . . . . . . . . . . . 30

         SCHEDULE
         --------

         SCHEDULE 1 -     List of offices and locations of Records

         SCHEDULE 2 -     List of Tradenames, Fictitious Names, Assumed Names
                          and "D/B/A Names"

         SCHEDULE 3 -     List of Lockboxes and Lockbox Accounts

         EXHIBITS
         --------

         EXHIBIT A -      FORM OF ASSIGNMENT

         EXHIBIT B -      FORM OF PARENT NOTE

                RECEIVABLES SALE AGREEMENT, dated as of April 14, 1994 (this "Agreement"), between CARLISLE PLASTICS, INC. (the "Parent"), a Delaware corporation, and CARLISLE PLASTICS FUNDING CORPORATION, a Delaware corporation (the "RFC").

                             W I T N E S S E T H:

                WHEREAS, the RFC is an Affiliate of the Parent;

                WHEREAS, the RFC has been formed for the sole purpose of purchasing, and financing such purchases by granting to Redwood Receivables Corporation ("Redwood") a security interest in, all trade receivables owned by the Parent; and

                WHEREAS, the Parent intends to sell, or otherwise contribute, and the RFC intends to purchase, or otherwise have contributed to it, such trade receivables, from time to time, as described herein;

                NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                SECTION 1.01. Definitions and Conventions. As used herein, the following terms shall have the following meanings:

                "Advance" means each of the advances made by Redwood to the RFC under the Funding Agreement.

                "Advances Outstanding" means, for any day, the aggregate principal amount of Advances outstanding on such day, after giving effect to all repayments and issuances of Advances on such day.

                "Adverse Claim" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under the Funding Agreement or the Collateral Agent Agreement.

                "Affected Party" means Redwood, the Collateral Agent, the Liquidity Agent, any of the Liquidity Lenders, the Operating Agent, any of the Letter of Credit Providers or any affiliate of the foregoing persons.

                "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

                "Agreement" means this Receivables Sale Agreement between the Parent and the RFC.

                "Assignment" has the meaning specified in Section 2.01(b).

                "Billed Amount" means, with respect to any Receivable, the net amount billed on the Billing Date to the related Obligor with respect thereto.

                "Billing Date" means the date on which the invoice with respect to a Receivable was generated by the related Obligor.

                "Borrowing Base Certificate" means the certificate designated as such pursuant to the Funding Agreement.

                "Business Day" means any day of the year other than a Saturday, Sunday or any day on which banks generally are required, or authorized, to close in New York, New York.

                "Collateral Agent" means GE Capital or such other party designated as agent for the secured parties under the Collateral Agent Agreement.

                "Collateral Agent Agreement" means the Collateral Agent Agreement, dated as of March 15, 1994, entered into by Redwood with the Collateral Agent, the Letter of Credit Agent, the Liquidity Agent and the Depositary.

                "Collection Account" means the Eligible Bank Account maintained with the Depositary described in Section 6.01(b) of the Funding Agreement.

                "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

                "Commercial Paper" means commercial paper issued by Redwood.

                "Commitment Termination Date" means the date specified as such pursuant to the Funding Agreement.

                "Contract" means an agreement (or agreements) pursuant to, or under which, an Obligor shall be obligated to pay for services rendered or merchandise or goods sold to such Obligor by the Parent from time to time.

                "Contributed Receivable" has the meaning specified in Section 2.01(b).

                "Credit and Collection Policies" means the credit, collection, customer relations and service policies of the Parent in effect on the Effective Date, as set forth in writing and delivered to Redwood, the Operating Agent and the Collateral Agent on or before the Effective Date pursuant to Section 3.01(q) of the Funding Agreement, and, as such policies may hereafter be amended, modified or supplemented from time to time with the written consent of the Operating Agent.

                "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

                "Deductions" means unpaid amounts on Transferred Receivables identified but not yet recognized and resulting from credits, discounts, rescissions, merchandise returns, contractual allowances, compromises, adjustments, extensions or other non-cash deductions (other than Promotional Allowances).

                "Defaulted Receivable" means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the Maturity Date of such Receivable, or (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in
Section 9.01(c) of the Funding Agreement in respect of the Obligor, or (c) which otherwise would be determined to be uncollectible and written off in keeping with the Credit and Collection Policies.

                "Delinquent Receivable" means any Receivable, other than a Defaulted Receivable, as to which any payment, or part thereof, remains unpaid for more than 60 days past its Maturity Date.

                "Depositary" means Bankers Trust Company, or any other Person designated as the successor Depositary from time to time in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper by Redwood.

                "Dollar" and "$" means lawful currency of the United States of America.

                "Effective Date" means April 14, 1994.

                "Eligible Bank Account" has the meaning specified in Section
1.01 of the Funding Agreement.

                "Eligible Customer" means any Obligor which has not been designated by the Operating Agent as an Excluded Customer.

                "Eligible Receivable" means, at any time, a Receivable:

                (a) (i) which is a liability of an Eligible Customer organized under the laws of any jurisdiction in the United States and having its principal office in the United States, or (ii) if located outside the United States, such Receivable is covered by an acceptable letter of credit (to the extent the aggregate Outstanding Balance of such Receivables is 3% or less of the aggregate Outstanding Balance of all Eligible Receivables);

                (b) which is denominated and payable in Dollars in the United States;

                (c) which is not disputed and is not and will not be subject to any right of rescission, set-off (other than Promotional Allowances and Deductions), recoupment, counterclaim or defense, whether arising out of promotional allowances, discounts or other transactions concerning the related Contract or otherwise;

                (d) which is not a Delinquent Receivable or a Defaulted Receivable;

                (e) which does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods;

                (f) as to which the representations and warranties of Section 4.01(c) are true and correct in all respects as of the related Sale Date;

                (g) which has a Maturity Date no later than (i) 60 days from its Billing Date or (ii) such longer period of time, not in excess of 90 days, to the extent the aggregate Outstanding

Balance of such Receivables is 6% or less of the aggregate Outstanding Balance of all Transferred Receivables; and

                (h) which complies with such other criteria and requirements as the Operating Agent may from time to time specify to the RFC following 30 days' prior notice (such other criteria and requirements initially being described on Schedule 2 to the Funding Agreement).

                "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

                "Event of Servicer Termination" has the meaning specified in
Section 9.02 of the Funding Agreement.

                "Excluded Customer" means an Obligor which is (a) an Affiliate of the Parent or the Borrower, (b) a Governmental Authority, (c) bankrupt, insolvent, unable to make payment of its obligations when due, the debtor in a voluntary or involuntary bankruptcy proceeding, or the subject of a comparable receivership or insolvency proceeding, (d) placed by the Parent on restricted credit terms, (e) in litigation with the Borrower, the Parent or any Seller Subsidiary, (f) an Obligor owing Receivables 50% or more of which are Delinquent Receivables or (g) an Obligor listed on Schedule 3 of the Funding Agreement as revised from time to time pursuant to a letter in the form of Annex A thereto.

                "Funding Agreement" means the Receivables Funding and
Servicing Agreement, dated as of April 14, 1994 among the RFC, Redwood (as Lender), the Operating Agent, the Collateral Agent and the Parent, as Servicer.

                "Funding Excess" means a Borrowing Excess as defined in the Funding Agreement.

                "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

                "GE Capital" means General Electric Capital Corporation.

                "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                "Governmental Consents" has the meaning specified in Section 4.01(a) (xv).

                "Indemnified Amounts" has the meaning specified in Section 5.01.

                "Indemnified Party" has the meaning specified in Section 5.01.

                "Letter of Credit" means the letter of credit, dated April 12, 1994, provided by the Letter of Credit Provider pursuant to the Letter of Credit Agreement.

                "Letter of Credit Agent" means GE Capital, in its capacity as agent for the Letter of Credit Providers under the Letter of Credit Agreement, and its successors and permitted assigns in such capacity.

                "Letter of Credit Agreement" means the Letter of Credit Reimbursement Agreement, dated as of March 15, 1994, entered into by Redwood, the Letter of Credit Agent and the Letter of Credit Provider.

                "Letter of Credit Provider" means, initially, GE Capital, as provider of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and any permitted assigns in such capacity.

                "Liquidity Agent" means GE Capital and its successors and assigns as agent for the Liquidity Lenders pursuant to the Liquidity Loan Agreement.

                "Liquidity Loan Agreement" means the Liquidity Loan Agreement, dated as of March 15, 1994, entered into by Redwood, the Liquidity Agent and the Liquidity Lenders in connection with the provision of liquidity support for Redwood.

                "Liquidity Lenders" means, collectively, GE Capital and any other provider of under the Liquidity Loan Agreement.

                "Liquidity Loans" means borrowings by Redwood under the Liquidity Loan Agreement.

                "Loan" means any loan made to the Parent by the RFC pursuant to Section 2.03.

                "Lockbox" has the meaning specified in Section 4.02(b).

                "Lockbox Account" means each of the segregated deposit accounts described in Section 6.01(a) of the Funding Agreement in the name of the RFC, Redwood and the Parent into which all Collections in respect of Transferred Receivables shall be deposited.

                "Lockbox Agreement" means each of the agreements among the Parent, the RFC, the Operating Agent, Redwood and the Lockbox

Bank with respect to the related Lockbox Account, (a) providing that all Collections therein shall be remitted directly to the Collection Account within one Business Day of receipt, (b) providing that such depositary institution waives its rights of set-off with respect to the Lockbox Account, and (c) otherwise satisfactory to the Operating Agent.

                "Lockbox Bank" means each of Bank of Boston, Branch Banking & Trust, Midlantic National Bank, Wells Fargo, First Bank Minneapolis and Bank of Montreal.

                "Maturity Date", for any Receivable, means the due date for payment specified in the related Contract, or, if no date is specified, 60 days from the Billing Date.

                "Maximum Sale Price" means, with respect to the Eligible Receivables to be sold by the Parent to the RFC on any day the price calculated by the RFC and approved from time to time by the Operating Agent, not to exceed (a) the Outstanding Balance of Eligible Receivables to be sold by the Parent to the RFC on such date, minus (b) the expected costs to be incurred by the RFC of financing such purchase of such Sold Receivables until the outstanding balance of such Sold Receivable is paid in full, minus (c) the portion of such Sold Receivables that are expected to become Defaulted Receivables, minus (d) portion of such Sold Receivables that are expected to be reduced by means other than by the receipt of Collections on such Sold Receivables in each of (b), (c) and (d) determined, based on historical experience, by the Parent.

                "Obligor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

                "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or any other duly authorized officer of such Person acceptable to the Operating Agent.

                "Operating Agent" means GE Capital as Operating Agent pursuant to the Funding Agreement, together with its successors and assigns.

                "Outstanding Balance" of any Receivable at any time means an amount (not less than zero) equal to (a) its Billed Amount, minus (b) all payments received from the Obligor with respect thereto, minus (c) all amounts for discounts or any other modifications to the Billed Amount; provided, that if the Operating Agent or the Servicer makes a determination that all payments by the Obligor with respect to such Receivable have been made, its Outstanding Balance shall be zero.

                "Parent" means Carlisle Plastics, Inc., as the transferor of Receivables under this Agreement.

                "Parent Interest Rate" has the meaning specified in Section 3.06(a).

                "Parent Note" has the meaning specified in Section 3.04.

                "Parent's Sales" means, for any period, the Billed Amounts of all Receivables originated by the Parent during such period, plus the aggregate amount of any down payments or deposits made in respect of such Receivables.

                "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

                "Proceeds" means, with respect to any Receivable, whatever is receivable or received when such Receivable is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Receivable.

                "Promotional Allowances" has the meaning specified in Section 4.01(c) (iii).

                "Receivable" means (a) indebtedness of an Obligor (whether constituting an account, or chattel paper, instruments or general intangibles arising out of such account) arising from the provision of merchandise, goods or services by the Parent or a Seller Subsidiary to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

                (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor;

                (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

                (d)  all Collections with respect to any of the foregoing;

                (e)  all Records with respect to any of the foregoing; and

                (f)      all Proceeds of any of the foregoing.

                "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Parent, the Servicer or the RFC with respect to Receivables and the related Obligors.

                "Redwood" means Redwood Receivables Corporation, a Delaware corporation.

                "Related Documents" means the Assignments, the Lockbox Agreements, the Funding Agreement and all agreements, instruments, certificates, financing statements or other documents required to be delivered hereunder or thereunder.

                "Requested Amount" means the amount which the Parent wishes to receive from the sale of Receivables on any Sale Date.

                "Request Notice" means a notice in the form of a computer print-out, tape or other form acceptable to the Operating Agent, which (a) by reference to an invoice register and file or microfiche of actual invoices,
(i) enables the RFC and the Operating Agent to identify all Receivables to be sold or contributed on the succeeding Sale Date by the Parent to the RFC and the Required Information with respect thereto and (ii) sets forth the amount of payments received on each Transferred Receivable since the prior Sale Date and
(b) sets forth the Requested Amount for the succeeding Sale Date.

                "Request Notice Date" has the meaning set forth in Section 2.01(b).

                "Required Information" means, with respect to a Receivable,
(a) the Obligor, (b) the Obligor's address, (c) the Billed Amount, (d) any discounts, (e) the Maturity Date and (f) the Billing Date.

                "RFC" means Carlisle Plastics Funding Corporation, as the purchaser and transferee of Receivables under this Agreement.

                "RFC Loan" has the meaning specified in Section 3.01.

                "RFC Secured Obligations" means all obligations of every nature of the RFC (other than to the Parent or Servicer), now or hereafter existing, under the Funding Agreement and any promissory note or other document or instrument delivered pursuant to such documents, and all amendments, extensions or renewals thereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Redwood, the Operating Agent or the Collateral Agent as a preference, fraudulent transfer or otherwise.

                "Sale Date" has the meaning specified in Section 2.01(b).

                "Sale Price" has the meaning specified in Section 2.01(b).

                "Seller Subsidiaries" means each of Poly-Tech, Inc., Rhino-X Industries, Inc. and American Western Corporation, which are either direct or indirect wholly-owned Subsidiaries of the Parent.

                "Servicer" means the Parent as Servicer or any person designated as Successor Servicer, and its successors and assigns from time to time pursuant to the Funding Agreement.

                "Sold Receivable" has the meaning specified in Section 2.01(b).

                "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                "Sub-Servicer" means any Person with whom the Servicer enters into a Sub-Servicing Agreement.

                "Sub-Servicing Agreement" means any written contract between the Servicer and any Sub-Servicer, relating to servicing, administration or collection of Transferred Receivables as provided in Section 7.01 of the Funding Agreement in such form as had been approved by the Servicer and the Operating Agent.

                "Successor Servicer" has the meaning specified in Section
11.02 of the Funding Agreement.

                "Termination Event" means any event designated as such in the Funding Agreement.

                "Transferred Receivable" means any Receivable that is a Contributed Receivable or a Sold Receivable.

                "UCC" means, for any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

                "Wire Payments" has the meaning specified in Section 4.02(b).

                SECTION 1.02. Other Terms and Interpretation. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All hourly references herein shall refer to New York City time. Except as otherwise indicated, all agreements defined in this Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms.

                SECTION 1.03. Rounding. For purposes of any calculations referred to in this Agreement (unless otherwise specified), (i) all percentages resulting from such calculations will be rounded up, if necessary, to the nearest one ten-thousandth of a percentage point (e.g. 9.87654% (or .0987654) being rounded up to 9.8766% (or .098766)) and (ii) all Dollar amounts used in or resulting from such calculations will be rounded up to the nearest dollar (e.g., $1,057.37 being rounded to $1,058).


                                  ARTICLE II

                           TRANSFERS OF RECEIVABLES

                SECTION 2.01. Agreement to Transfer. (a) On and after the date of this Agreement until the Commitment Termination Date, the Parent agrees to sell or contribute to the RFC all Receivables originated by the Parent.

                (b) On the Effective Date and no less frequently than weekly thereafter (each a "Request Notice Date") the Parent shall deliver to the RFC a Request Notice setting forth all outstanding Receivables originated and owned by the Parent through such Request Notice Date. No later than the following Business Day (the "Sale Date") the RFC and the Parent shall identify and mutually agree which Receivables designated in such Request Notice they wish to purchase and sell (the "Sold Receivables"). The price (the "Sale Price") paid for such Sold Receivables shall be an amount agreed between the Parent and the RFC but in no event more than the Maximum Sale Price for such Sold Receivables. On each Sale Date, the Receivables designated in the Request Notice which are not identified as Sold Receivables shall be contributed by the Parent as a capital contribution to the RFC ("Contributed Receivables"). To the extent that the Sale Price for the Sold Receivables is less than the fair market value thereof, the difference shall be deemed a capital contribution by the Parent to the RFC. The Parent and the RFC shall enter into a certificate of assignment (the "Assignment"), dated as of each

Sale Date, substantially in the form of Exhibit A hereto, identifying Sold Receivables and Contributed Receivables, and the RFC shall pay the Sale Price for such Sold Receivables. The Sale Price shall be payable in full by wire transfer on the Sale Date to an account designated by the Parent (and approved by the Operating Agent) on or before the Sale Date.

                (c) Concurrent with the payment of the Sale Price for Sold Receivables and contribution of the Contributed Receivables, the ownership of each Transferred Receivable specified in such Assignment (each, a "Transferred Receivable") shall be vested in the RFC and the Parent shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Transferred Receivable.

                (d) Until the occurrence of an Event of Servicer Termination or a resignation pursuant to the Funding Agreement, the Parent, as Servicer, shall conduct the servicing, administration and collection of such Transferred Receivable and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Transferred Receivable, from time to time, all in accordance with (i) the terms of the Funding Agreement, (ii) customary and prudent servicing procedures for trade receivables of a similar type and (iii) all applicable laws, rules and regulations. Documents relating to Transferred Receivables shall be held in trust by the Parent, as Servicer, for the benefit of the RFC and its assignees as the owners thereof, and possession of any incident relating to the Transferred Receivables and Contracts so retained is for the sole purpose of facilitating the servicing of the Transferred Receivables. Such retention and possession thereof is at the will of the RFC and its assignees and in a custodial capacity for their benefit only.


                SECTION 2.02. Grant of Security Interest. It is the intention of the parties hereto that each transfer of Transferred Receivables to be made hereunder shall constitute a purchase and sale or capital contribution and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any transaction evidenced hereby constitutes a loan and not a purchase and sale or capital contribution, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that the Parent shall be deemed to have granted to the RFC a first priority security interest in all of the Parent's right, title and interest in, to and under the Transferred Receivables, all payments of principal, interest, fees, charges and indemnities on or under such Transferred Receivables and all proceeds of any such Transferred Receivables.

                                  ARTICLE III

                              RFC LOANS TO PARENT

                SECTION 3.01. RFC Loans. The RFC hereby agrees, on the terms and subject to the conditions of this Agreement, to make advances (each, an "RFC Loan") to the Parent to the extent of its available funds during the term of this Agreement in an aggregate principal amount at any one time outstanding up to, but not exceeding, $35,000,000. Subject to the terms of this Agreement, the Parent may borrow, repay and reborrow; provided that no such RFC Loans may be made if, after giving effect thereto, there would be a Funding Excess.

                SECTION 3.02. Notices Relating to Loans. The Parent shall give the RFC and the Operating Agent prior written notice of each borrowing and repayment of each RFC Loan. Each such notice of borrowing or repayment shall specify the amount of RFC Loans to be borrowed or repaid and the date of such action (which shall be a Business Day).

                SECTION 3.03. Disbursement of Loan Proceeds. Not later than 3:00 p.m., New York City time, on the date specified for each RFC Loan hereunder, the RFC shall transfer, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the RFC Loan to be made on such date, to the account designated by the Parent maintained with The First National Bank of Boston in the manner and approved by the Operating Agent, in accordance with instructions previously supplied to the RFC. The proceeds of such RFC Loan shall be used by the Parent solely for working capital purposes.

                SECTION 3.04. Parent Note. (a) The RFC Loans made by the RFC hereunder shall be evidenced by a single promissory note of the Parent in substantially the form of Exhibit B hereto (the "Parent Note"). The Parent Note shall be dated the date of this Agreement, shall be payable to the order of the RFC in a principal amount equal to $35,000,000 and shall otherwise be duly completed.

                (b) The RFC shall enter on a schedule attached to the Parent Note a notation (which may be computer generated) with respect to each RFC Loan made hereunder of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of the RFC to make a notation on the schedule to the Parent Note as aforesaid shall not limit or otherwise affect the obligation of the Parent to repay the RFC Loans in accordance with their respective terms as set forth herein.

                SECTION 3.05. Principal Repayments. The RFC Loans may be repaid by the Parent at any time and from time to time, in whole or in part, upon prior written notice to the RFC and Operating

Agent as provided in Section 3.02. In addition, the RFC Loans shall be payable immediately on demand of the RFC. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, however, that all repayments of RFC Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.

                SECTION 3.06.    Interest.   (a)    At the end of each month
after the date hereof, the Parent shall pay to the RFC interest at a rate agreed, from time to time, to by the Parent and the RFC (the "Parent Interest Rate") on the unpaid principal amount of each RFC Loan for the period commencing on and including the date of such RFC Loan until but excluding the date such RFC Loan shall be paid in full.

                (b) Notwithstanding the foregoing, the Parent shall pay interest on unpaid interest, on any RFC Loan or any installment thereof, and on any other amount payable by the Parent hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is paid in full at the applicable Parent Interest Rate.

                SECTION 3.07. Time and Method of Payments. All payments of principal, interest and other amounts (including indemnities) payable by the Parent hereunder shall be made in Dollars, in immediately available funds, to the RFC not later than 12:00 noon New York City time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Parent Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Parent Note. Upon payment in full of the Parent Note, following the end of the term of this Agreement, the RFC shall mark the Parent Note "Paid" and return it to the Parent.

                                  ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                SECTION 4.01. Representations and Warranties of the Parent. The Parent represents and warrants to the RFC, that:

                (a)      As of each Sale Date:

                         (i) the Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified except where such failure to be so qualified would not have a material adverse effect;

                        (ii) the Parent has the power and authority to own and convey all of its properties and assets, to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

                       (iii)   the Parent is operated in a manner such that:

                               (A) neither the Parent nor any Affiliate of the Parent is involved in the day-to-day management of the Borrower;

                               (B) other than the purchase and contribution of Receivables and the making of RFC Loans pursuant to this Agreement, the payment of dividends and the return of capital, and the payment of Servicing Fees to the Servicer under the Funding Agreement, neither the Parent nor any Affiliate of the Parent engages in intercorporate transactions with the Borrower;

                               (C)  the Parent maintains separate corporate
                  records and books of account from the Borrower, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from the Borrower;

                               (D)  the financial statements and books and
                  records of the Parent and the Borrower reflect the separate corporate existence of the Borrower;

                               (E) the Parent maintains its assets separately from the assets of the Borrower and any other
                  Affiliate of the Parent (including through the maintenance of separate bank accounts), the Parent's funds and assets, and records relating thereto, have not been and are not commingled with those of the Borrower or any other Affiliate of the Parent and the separate creditors of the Borrower will be entitled to be satisfied out of the Parent's assets prior to any value in the Borrower becoming available to the Parent or its creditors;

                       (F)  neither the Parent nor any Affiliate of the Parent
           (A) pays the Borrower's expenses; (B) guarantees the Borrower's obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;

                       (G) the Borrower does not (a) pay the expenses of the Parent or any Affiliate of the Parent, (b) guarantee the obligations of another Person or (c) advance funds to the Parent or any Affiliate of the Parent (except pursuant to this Agreement) for the payment of expenses or otherwise; and

                       (H) except as provided in the Funding Agreement in respect of its duties as Servicer, the Parent does not act as agent for the Borrower, but instead presents itself to the public as a corporation separate from the Borrower;

                 (iv) the execution, delivery and performance by the Parent of this Agreement and the Related Documents and the transactions contemplated thereby (A) have been duly authorized by all necessary corporate or other action on the part of the Parent, (B) do not contravene or cause the Parent to be in default under (1) the Parent's certificate of incorporation or by-laws, (2) any contractual restriction with respect to any Debt of the Parent or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Parent or its property or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting the Parent or its property and (C) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the RFC with respect to this Agreement and Redwood and the Collateral Agent under the Funding Agreement);

                  (v) this Agreement and the Related Documents have each been duly executed and delivered by the Parent;

                 (vi) no consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Parent of this Agreement or any of the Related Documents or for the perfection of or the exercise by the RFC, Redwood, the Operating Agent or the Collateral Agent of any of their rights or remedies thereunder or hereunder, other than consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to Redwood, the Operating Agent and the Collateral
    Agent;

                (vii) each of this Agreement and each other Related Document delivered by the Parent is (or upon execution and delivery will be if not executed and delivered as of the date hereof) the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its respective terms;

               (viii) there is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting the Parent, its officers or directors, or the property of the Parent, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the transfer, sale or pledge of any Receivable or the consummation of any of the transactions contemplated hereby or thereby or (C) seeking any determination or ruling that might materially and adversely affect (1) the performance by the RFC or the Parent of its obligations under this Agreement or any of the Related Documents, (2) the validity or enforceability of this Agreement or any of the Related Documents, (3) the Receivables or the Contracts or (4) the federal income tax attributes of the contribution, sale or pledge of the Transferred Receivables;

                 (ix) no injunction, writ, restraining order or other order of any nature adverse to the Parent or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents have been issued by a Governmental Authority nor been sought by any Person;

                  (x) the principal places of business and chief executive office of the Parent are located at the addresses of the Parent set forth on the attached Schedule 1 in this Agreement and there are now no, and during the past four months there have not been any, other locations where the Parent is located (as that term is used in the UCC of the jurisdiction where such principal places of business are located) or keeps Records, except as set forth on the attached Schedule 1;

                 (xi) the legal name of the Parent is as set forth at the beginning of this Agreement and the Parent does not use any tradenames, fictitious names, assumed names or

    "doing business as" names, except as set forth on the attached Schedule 2;

                (xii) Schedule 3 lists all Lockboxes and Lockbox Accounts and the Lockbox Accounts listed thereon are the only lockbox accounts maintained by the Parent in respect of the Transferred Receivables;

               (xiii) the Parent is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents; the Parent is paying its Debts as they mature; the Parent has not incurred Debts beyond its ability to pay as they mature; and the Parent, after giving effect to the transactions contemplated by this Agreement and the Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future;

                (xiv) for federal income tax, reporting and accounting purposes, the Parent will treat the sale of each Receivable sold or assigned pursuant to this Agreement as a sale of, or absolute assignment of, its full right, title and ownership interest in such Receivable to the RFC (and those Receivables contributed to the RFC by the Parent pursuant to this Agreement shall be accounted for as an increase in the stated capital of the RFC), and the Parent has not in any other respect accounted for or treated the transactions contemplated by this Agreement;

                 (xv) the Parent has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Parent or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities for (A) the activities and business of the Parent and each of its Subsidiaries as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance by each of them of its properties, facilities and assets, and (C) the performance by the Parent and the RFC of this Agreement and the Related Documents (hereinafter referred to collectively as "Governmental Consents");

                (xvi) without limiting the generality of the prior representation, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Governmental Consent applicable to the Parent or any Subsidiary;

               (xvii) the Parent has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Parent;

              (xviii) with respect to the Parent or any of its Subsidiaries, there has occurred no event which has or is reasonably likely to have a material adverse effect on the Parent's operations, including its ability to perform its obligations under this Agreement or the Related Documents, as Parent, Servicer or otherwise;

                (xix) the Parent is licensed or otherwise has the lawful right to use all patents, trademarks, servicemarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole;

                 (xx) (a) the consolidated balance sheets of the Parent and its consolidated Subsidiaries for each of the last three years delivered prior to such Sale Date, and the related statements of income and shareholders' equity of the Parent and its consolidated Subsidiaries for such years, certified without qualification by the Parent's independent certified public accountants, copies of which have been furnished to Redwood and the Operating Agent, fairly present the consolidated financial condition, business and operations of the Parent and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Parent and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, (b) the unaudited consolidated balance sheets and the related statements of income and shareholders' equity of the Parent and its consolidated Subsidiaries for each fiscal quarter in the period since the most recent consolidated balance sheet and related statement of income and shareholders' equity referred to in clause (a) above and ended at least 45 days prior to such Sale Date, copies of which have been furnished to Redwood and the Operating Agent, fairly present the consolidated financial condition, business and operations of the Parent and its consolidated Subsidiaries as of the last day of such fiscal quarters and the consolidated results of the operations of the Parent and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP (subject to year-end adjustments consisting of normal, recurring accruals), and (c) since the last date for which a balance sheet of the

    Parent and its consolidated Subsidiaries has been delivered to Redwood and the Operating Agent, there has been no material adverse change in any such condition, business or operations;

                (xxi) each Request Notice contains or otherwise refers to a complete and accurate list of all Transferred Receivables to be contributed or sold by the Parent to the RFC as of the related Sale Date ;

               (xxii) each Obligor of a Transferred Receivable has been directed, and is required to, remit all payments with respect to such Receivable for deposit in a Lockbox Account or Lockbox;

              (xxiii) with respect to each Transferred Receivable, on such Sale Date the Required Information contained or referred to in the Request Notice and the Assignment is true and correct;

               (xxiv) each pension plan or profit sharing plan to which the Parent is a party has been administered and fully funded in accordance with the obligations of the Parent under law and as set forth in such plan, and the Parent has complied with the applicable provisions of ERISA in effect as of such Sale Date;

                (xxv) the Parent has valid business reasons for selling or contributing its interests in the Transferred Receivables rather than obtaining a loan with the Transferred Receivables as collateral;

               (xxvi) the Parent has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the Related Documents or the transactions contemplated hereby or thereby which would give rise to any valid claim against the RFC for any brokerage commission or finder's fee or like payment;

              (xxvii) all information heretofore or hereafter furnished with respect to the Parent to the RFC, Redwood, the Operating Agent or Collateral Agent in connection with any transaction contemplated by this Agreement or the Related Documents is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading; and

             (xxviii) no part of the proceeds received by the Parent or any Affiliate from the Sale Price will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of, Debt that was incurred for the purposes of purchasing or carrying any "margin stock", as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System.

              (b)   [Reserved.]

              (c) As of the date of each Borrowing Base Certificate delivered under the Funding Agreement, with respect to each Receivable designated as an Eligible Receivable:

                  (i) such Receivable is a receivable created through the provision of merchandise, goods or services by the Parent in the ordinary course of its business in a current transaction;

                 (ii) such Receivable was created in accordance with the requirements of (A) a Contract and (B) the Credit and Collection Policies;

                (iii) the Parent has indicated in writing to the Operating Agent the maximum amount of promotional allowances, discounts, rebates or deductions that may be charged against such Receivable ("Promotional Allowances");

                 (iv) neither such Receivable nor its related Contract has been satisfied, subordinated, rescinded or amended in any manner;

                  (v) neither such Receivable nor its related Contract is or will be subject to any right of rescission, set-off (other than Promotional Allowances and Deductions), recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract or otherwise;

                 (vi) prior to its sale or contribution to the RFC such Receivable was owned by the Parent free and clear of any Adverse Claim, and the Parent had the right to contribute, sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale or contribution, the RFC acquired a valid and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim;

                (vii) this Agreement and the Assignment related to such Receivable constitutes a valid transfer, assignment, set-over and conveyance to the RFC of all right, title and interest of the Parent in and to such Receivable;

               (viii) the Billed Amount of such Receivable is net of contractual allowances, any set-off or other modifications (other than Promotional Allowances and Deductions) and such Receivable is entitled to be paid pursuant to the terms of the related Contract, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification by the Parent;

                 (ix) the Parent has submitted all necessary documentation (including an invoice) for payment of such Receivable to the Obligor and has fulfilled all its other obligations in respect thereof;

                  (x)  any stated term of such Receivable is not greater than
    (i) 60 days or (ii) such longer period of time, not in excess of 90 days, to the extent the aggregate Outstanding Balance of such Receivable and all other Receivables of like term is 6% or less of the aggregate Outstanding Balance of all Transferred Receivables;

                 (xi) such Receivable is an "account" within the meaning of the UCC of each jurisdiction where the Parent's principal places of business or chief executive office is located;

                (xii) neither such Receivable nor the related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

               (xiii) such Receivable does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods; nor does such Receivable arise from a transaction for which any additional performance by the RFC or acceptance or other act of the Obligor remains to be performed as a condition to payments on such Receivable;

                (xiv) there are no procedures or investigations pending or threatened before any Governmental Authority (A) asserting the invalidity of such Receivable or such Contract, (B) asserting the bankruptcy or insolvency of the related Obligor, (C) seeking the payment of such Receivable or payment and performance of such Contract or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                 (xv) as of such date of transfer hereunder, no Obligor on such Receivable is bankrupt or insolvent, is unable to make payment of its obligations when due, is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding, other than Obligors under the protection of a bankruptcy court or receivership which has approved payment by any such Obligor of such Receivable; and

                 (xvi) the Parent has no knowledge of any fact (including any defaults by the Obligor on any other accounts) which leads it or should have led it to expect at the time of such Receivable's designation as an Eligible Receivable, that the Billed Amount of such Receivable would not be paid in full when due, except for Promotional Allowances.

It is understood and agreed that the representations and warranties described in this Section 4.01 shall survive the sale or assignment of the Transferred Receivables to the RFC, any subsequent assignment of the Transferred Receivables by the RFC (including its grant of a first priority perfected security interest in, to and under the Transferred Receivables, pursuant to the Funding Agreement, in order to secure the due payment and performance by the RFC of the RFC Secured Obligations), the furnishing of any Borrowing Base Certificate, and the termination of this Agreement and the Funding Agreement and shall continue so long as any Transferred Receivable shall remain outstanding.

                 SECTION 4.02. Covenants of the Parent. (a) Offices and Records. The Parent shall keep its chief place of business and chief executive offices and the office where it keeps its Records at the respective locations specified on Schedule 1 hereto in accordance with Section 4.01(a)(x) or, upon 30 days prior written notice to the RFC and the Collateral Agent, at such other location in a jurisdiction where all action required by Section 4.02(f) shall have been taken with respect to the Transferred Receivables.
The Parent shall, for not less than three years or for such longer period as may be required by law, from the date on which any Transferred Receivable arose, maintain the Records with respect to each Transferred Receivable, including records of all payments received, credits granted and merchandise returned. The Parent will, upon five Business Days notice, permit representatives of the RFC, the Servicer, the Operating Agent or the Collateral Agent at any time and from time to time during normal business hours, and at such times outside of normal business hours as the RFC, the Servicer, the Operating Agent or the Collateral Agent shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Parent utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and to discuss matters relating to the Transferred Receivables or the Parent's performance under this Agreement with any officer or employee of the Parent having knowledge of such matters. In connection therewith, the Parent, the Operating Agent or the

Collateral Agent may institute procedures to permit it to confirm the Obligor outstanding balances in respect of any Transferred Receivables. The Parent agrees to render to the RFC, the Operating Agent and the Collateral Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing. If a Termination Event under the Funding Agreement shall have occurred and be continuing, promptly upon request therefor, the Parent shall assist the RFC in delivering to the Operating Agent records reflecting activity through the close of business on the immediately preceding Business Day.

                 (b) Collection of Transferred Receivables. The RFC has established with each Lockbox Bank the related Lockbox Account, into which the Parent and the RFC shall deposit from time to time all monies, instruments and other property received by any of them as Proceeds of the Transferred Receivables. The Parent has instructed all existing Obligors, and will instruct all future Obligors, to make payments in respect of Transferred Receivables only (i) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Operating Agent (each such box being a "Lockbox"), or (ii) by wire transfer directly to the related Lockbox Account ("Wire Payments"). The Lockboxes to which mail payments are made as of the date hereof and the related Lockbox Accounts listed are listed on the attached Schedule 2. The Parent shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited, in the form so received (with all necessary endorsements), on the next Business Day after the Business Day on which such check or other instruments are received. In addition, the Parent shall deposit or cause to be deposited in any Lockbox Account all cash, checks, money orders or other Proceeds of Collateral received other than in a Lockbox or by Wire Payments, in the form so received (with all necessary endorsements), not later than the close of business on the Business Day following the date of such receipt, and until so deposited all such items or other Proceeds shall be held in trust for the Collateral Agent. In connection with such collections, the Parent may take (and at the Collateral Agent's direction after a Termination Event has occurred and is continuing, shall take) such action as the RFC or the Collateral Agent may deem necessary or advisable to enforce collection of the Transferred Receivables; provided, however, that the Collateral Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Receivables of the assignment of such Transferred Receivables to the Collateral Agent and direct that payments of all amounts due or to become due thereunder be made directly to the Collateral Agent or any servicer, collection agent or lockbox or other account designated by the Collateral Agent and, upon such notification the Collateral Agent may enforce collection of any such Receivable and adjust, settle or compromise the amount or payment thereof.

                 (c)   Maintain Records of Transferred Receivables.  The
Parent shall, at its own cost and expense, maintain (or cause to be maintained) satisfactory and complete records of the Transferred Receivables, including a record of all payments received and all credits granted with respect to the Transferred Receivables and all other dealings with the Transferred Receivables. The Parent will mark (or shall cause to be marked) conspicuously with a legend, in form and substance satisfactory to the Operating Agent, the records, computer tapes, computer disks and credit files pertaining to the Transferred Receivables, and its file cabinets or other storage facilities where it maintains information pertaining to the Transferred Receivables, to evidence this Agreement, the transfers hereunder and that ownership of each Transferred Receivable is held by the RFC or its assignee. Upon the occurrence and during the continuation of a Termination Event, the Parent shall (i) deliver and turn over (or shall cause to be delivered or turned over) to the Operating Agent or its representatives, or at the option of the Operating Agent shall provide to the Operating Agent or its representatives with access to, at any time on demand of the Operating Agent, all of the Parent's facilities, personnel, books and records pertaining to the Collateral, including all Records, and (ii) allow the Operating Agent to occupy the premises of the Parent (or a Seller Subsidiary) where such books and Records are maintained, and utilize such premises, the equipment thereon and any personnel of the Parent that the Collateral Agent may wish to employ for such reasonable period of time as is necessary to administer, service and collect the Transferred Receivables.

                 (d) Notice of Adverse Claim. The Parent shall advise the RFC, the Operating Agent and the Collateral Agent promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Transferred Receivables, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Transferred Receivables or on the validity of the transfers in this Agreement.

                 (e) Further Assurances. The Parent agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the RFC, the Operating Agent or the Collateral Agent may request to perfect and protect the transfers made and security interests granted or purported to be granted by this Agreement or to enable the RFC, the Operating Agent or the Collateral Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Receivables. Without limiting the generality of the foregoing, the RFC shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the RFC, the Operating Agent or the Collateral

Agent may request to protect and preserve the transfers and security interests granted by this Agreement.

                 (f) Financing Statements. The Parent hereby authorizes the RFC and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Receivables without the signature of the Parent where permitted by law. A carbon, photographic or other reproduction of this Agreement or any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

                 (g) Assignment of Rights. The Parent acknowledges and agrees that, pursuant to the Funding Agreement, the RFC may assign all of its right, title and interest in, to and under the Transferred Receivables and the RFC Loans and its rights, title and interest under this Agreement, including its right to exercise the remedies created by Section 4.04 hereof to Redwood and the Collateral Agent. The Parent agrees that, upon such assignment, the assignee may enforce directly, without joinder of the RFC, the repurchase obligations of the Parent set forth in Section 5.01 hereof with respect to breaches of the representations and warranties set forth in Section 4.04 of this Agreement.

                 SECTION 4.03. Negative Covenants of the Parent. The Parent shall not, without the written consent of the RFC, the Operating Agent and the Collateral Agent:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse
Claim upon or with respect to, or assign any right to receive income in respect of any Transferred Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Accounts or Lockboxes or other account in which any Collections of any Transferred Receivables are deposited;

                 (b) extend, amend, forgive, discharge, comprise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto;

                 (c) make any change in its instructions to Obligors regarding payments to be made to the RFC or payments to be deposited to any Lockbox Account or any Lockbox;

                 (d) nor permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise, merge or consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, except that any wholly-owned Subsidiary, other than the RFC, may merge or consolidate with or into the Parent (provided the Parent is the surviving corporation) or with or into another wholly-owned Subsidiary; or

                 (e) make statements or disclosures or prepare any financial statements which shall account for the transactions contemplated by this Agreement in any manner other than as a sale or absolute assignment of the Transferred Receivables to the RFC, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale or absolute assignment of the Transferred Receivables.

                 SECTION 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by the Parent, the RFC or any assignee of the RFC's rights hereunder of a breach of any of the representations, warranties or covenants described in Sections 4.01, 4.02 or 4.03 hereof which materially and adversely affects the value of a Transferred Receivable or the interests of the RFC, Redwood or the Collateral Agent therein, the party discovering such breach shall give prompt written notice to the other parties. Thereafter, if requested by notice from the RFC or any such assignee, the Parent shall on the next succeeding Business Day make a capital contribution in cash of such amount to the RFC by remitting the amount of such capital contribution to the Collection Account in accordance with the terms of the Funding Agreement.

                                   ARTICLE V

                                INDEMNIFICATION

                 SECTION 5.01. Indemnification. Without limiting any other rights that the RFC, any of its shareholders, officers or agents, or any assignee of the RFC's rights hereunder (each, an "Indemnified Party") may have hereunder or under applicable law, the Parent hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or resulting from this Agreement or the use by the Parent of proceeds of any purchase or assignment hereunder or in respect of any Transferred Receivable or any Contract, excluding, however,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for uncollectible Transferred Receivables. Without limiting or being limited by the foregoing, the Parent shall pay on demand to each Indemnified Party any and all Indemnified Amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                          (i) reliance on any representation or warranty made or deemed made by the Parent (or any of its officers) under or in connection with this Agreement, any report or any other information delivered by the Parent pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

                         (ii) the failure by the Parent to comply with any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract, or the nonconformity of any Transferred Receivable or the related Contract with any such applicable law, rule or regulation; or

                        (iii) the failure to vest and maintain vested in the RFC, or to transfer to the RFC, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the proposed sale of such Receivable or at any time thereafter.

                 SECTION 5.02. Assignment of Indemnities. The Parent acknowledges that, pursuant to the Funding Agreement, the RFC may assign its rights of indemnity granted hereunder to Redwood and the Collateral Agent and upon such assignment, Redwood or the Collateral Agent, as applicable, shall have all rights of the RFC hereunder and may in turn assign such rights. The Parent agrees that, upon such assignment, Redwood, the Collateral Agent or the assignee of either Redwood or the Collateral Agent, as applicable, may enforce directly, without joinder of the RFC, the indemnities set forth in this Section.



                                   ARTICLE VI

                                 MISCELLANEOUS


                 SECTION 6.01. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunication and express mail) and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

                 SECTION 6.02. No Waiver; Remedies. No failure on the part of the Parent or the RFC to exercise, and no delay in exercising, any right hereunder or under any Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

                 SECTION 6.03. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Parent and the RFC, and their respective successors and permitted assigns. Except as contemplated herein, neither party may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the other party. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies pursuant to Section 4.04 with respect to any breach of any representation, warranty or covenants made by the Parent pursuant to Sections 4.01, 4.02 and
4.03 and the indemnification and payment provisions of Article IV shall be continuing and shall survive any termination of this Agreement.

                 SECTION 6.04. No Proceedings. The Parent hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, against the RFC any proceeding of the type referred to in Section 9.01(c) of the Funding Agreement so long as there shall not have elapsed one year plus one day since the latest maturing commercial paper issued by Redwood and allocated to the RFC has been paid in full in cash.

                 SECTION 6.05. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Parent or the RFC from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, Redwood and the Collateral Agent.
Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances. This Agreement and the documents referred to herein embody the entire agreement of the Parent and the RFC with respect to the Transferred Receivables and supersede all prior agreements and understandings relating to the subject hereof.

                 SECTION 6.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                 (b) THE PARENT AND THE RFC HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND
THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARENT AND THE RFC EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PARENT OR THE RFC TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                 (c) THE PARENT AND THE RFC EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                 SECTION 6.07.    Execution in Counterparts; Severability.
This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.

                 SECTION 6.08. Descriptive Headings. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                 SECTION 6.09. No Setoff. The Parent's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Parent might have against the RFC, Redwood, the Operating Agent, the Collateral Agent or any assignee, all of which rights are hereby waived by the Parent.

                 SECTION 6.10. Further Assurances. The Parent agrees to do such further acts and things and to execute and deliver to the RFC, Redwood, the Operating Agent or any assignee such additional assignments, agreements, powers and instruments as the RFC, Redwood, the Operating Agent or any assignee may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto any such party its respective rights, powers and remedies hereunder.

                 SECTION 6.11. Confidentiality. Except to the extent otherwise required by applicable law or unless the affected party shall otherwise consent in writing, the Parent and the RFC agree to maintain the confidentiality of this Agreement (and all drafts of this agreement and documents ancillary to this Agreement) in its communications with third parties other than any Affected Party or any Indemnified Party and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft of this Agreement and documents ancillary to this Agreement) except to an Affected Party or an Indemnified Party.

                 IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            CARLISLE PLASTICS, INC.


                            By  /s/ Rajiv P. Bhatt
                                --------------------------------
                                Name:  Rajiv P. Bhatt
                                Title: Chief Financial Officer

                            Address: One Union Street
                                     Boston, Massachusetts 02108
                            Attention: Chief Financial Officer
                            Phone number: (617) 557-2600
                            Telecopier number: (617) 523-5428


                            CARLISLE PLASTICS FUNDING CORPORATION


                            By  /s/ Marie B. Humbert
                                --------------------------------
                                Name:  Marie B. Humbert
                                Title:   Vice President and
                                       Assistant Secretary

                            Address:   1401 West 94th Street
                                       Minneapolis, Minnesota
                                                     55431
                            Attention: Vice President
                            Phone number: (612) 885-9359